UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WEBSTER FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1187536
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
145 Bank Street Waterbury, Connecticut	06702
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, Each Representing 1/1,000th Interest in a Share of 5.25% Series F Non-Cumulative Perpetual Preferred Stock	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-201026

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are depositary shares of Webster Financial Corporation (the “Company”), each depositary share representing 1/1,000th interest in a share of the Company’s 5.25% Series F Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation preference of $25,000 per share (the “Preferred Stock”). The descriptions set forth under the sections “Description of the Series F Preferred Stock” and “Description of Depositary Shares” in the prospectus supplement dated December 5, 2017, as filed with the Securities and Exchange Commission (the “SEC”) on December 7, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus included in the Company’s automatic shelf registration statement on Form S-3 (No. 333-201026), as filed with the SEC on December 17, 2014, are incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Fourth Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 9, 2016 and incorporated herein by reference).

3.2	Bylaws, as amended effective June 9, 2014 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 12, 2014 and incorporated herein by reference).

3.3	Certificate of Designations of 5.25% Series F Non-Cumulative Perpetual Preferred Stock of Webster Financial Corporation, filed with the Secretary of State of Delaware and effective December 12, 2017.

4.1	Deposit Agreement, dated as of December 12, 2017, by and among the Company, Broadridge Corporate Issuer Solutions, Inc., as Depositary, and the Holders from time to time of the Depositary Receipts described therein (filed as Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on December 12, 2017 and incorporated herein by reference).

4.2	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.1 hereto).

4.3	Form of Stock Certificate representing the Preferred Stock.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 12, 2017	WEBSTER FINANCIAL CORPORATION

	By:	/s/ Glenn I. MacInnes
	Name:	Glenn I. MacInnes
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Fourth Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 9, 2016 and incorporated herein by reference).

3.2	Bylaws, as amended effective June 9, 2014 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 12, 2014 and incorporated herein by reference).

3.3	Certificate of Designations of 5.25% Series F Non-Cumulative Perpetual Preferred Stock of Webster Financial Corporation, filed with the Secretary of State of Delaware and effective December 12, 2017.

4.1	Deposit Agreement, dated as of December 12, 2017, by and among the Company, Broadridge Corporate Issuer Solutions, Inc., as Depositary, and the Holders from time to time of the Depositary Receipts described therein (filed as Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on December 12, 2017 and incorporated herein by reference).

4.2	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.1 hereto).

4.3	Form of Stock Certificate representing the Preferred Stock.